Exhibit 99.1

Alere Inc. Completes Divestiture of Alere Health

WALTHAM, Mass. Jan. 9, 2015 – Alere Inc. (NYSE: ALR) today announced the completion of the previously announced sale of Alere Health and its subsidiaries, which provide leading condition management, case management, wellbeing, wellness and women’s and children’s health services to regional and local health plans, Fortune 500 employers and state governments, to Optum for $600 million in cash.

Alere intends to use the net proceeds from this transaction to reduce debt. The transaction also enables Alere to sharpen its strategic focus on enhancing leadership in the global rapid diagnostics market.

About Alere

Because Knowing now matters™, Alere delivers reliable and actionable information through rapid diagnostic tests, resulting in better clinical and economic healthcare outcomes globally. Headquartered in Waltham, Mass., Alere focuses on rapid diagnostics for infectious disease, cardiometabolic disease and toxicology. For more information on Alere, please visit www.alere.com.

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Contacts:

Jackie Lustig

Director, Corporate Communications

Alere Inc.

(781) 314-4009

jackie.lustig@alere.com

Juliet Cunningham

Alere Inc.

Vice President, Investor Relations

(781) 879-9837

juliet.cunningham@alere.com